UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 12, 2026

Madison Air Solutions Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-43236	41-2529345
(State or other jurisdiction of incorporation or organization)	(Commission File Number):	(I.R.S. Employer Identification Number)

444 West Lake Street, Suite 4460
Chicago, IL 60606
(Address of principal executive offices)

(312) 262-6374
(Registrants telephone number, including area code)

Check the appropriate box below if the Form 9-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Class A common stock, par value $0.0000001	MAIR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12.b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective June 17, 2026, the Board of Directors of Madison Air Solutions Corporation (the “Company”) appointed David M. Wisniewski to the position of Chief Accounting Officer of the Company. In connection with this appointment, Michael Kenning will continue in his role as Global Controller and will no longer serve as the Company’s Interim Chief Accounting Officer effective June 17, 2026.
Mr. Wisniewski, age 57, most recently served as Vice President, Global Controller and Chief Accounting Officer of James Hardie Industries PLC (NYSE: JHX; ASX: JHX), a global provider of exterior home and outdoor living solutions, from April 2024 to March 2026. Prior to this role, Mr. Wisniewski served as Senior Vice President and Chief Accounting Officer of Gates Industrial Corporation PLC (NYSE: GTES), a global manufacturer of power transmission and fluid power solutions, from April 2018 to April 2024. Mr. Wisniewski received a Bachelor of Business Administration from the University of Michigan and is a Certified Public Accountant licensed in Michigan.
Pursuant to Mr. Wisniewski’s offer letter, dated June 12, 2026 (the “Offer Letter”), Mr. Wisniewski will receive an annual base salary of $355,000, will be eligible to earn an annual incentive award at a target rate of 50% of base salary, subject to attainment of applicable performance goals, and will be eligible to participate in the Company’s annual long-term incentive program. In connection with Mr. Wisniewski’s appointment, subject to commencement of employment and approval by the Compensation and Nominating Committee and the Board of Directors, Mr. Wisniewski will receive an award of equity appreciation rights units having an aggregate grant date value of approximately $700,000 vesting on July 15, 2031.
There are no arrangements or understandings between Mr. Wisniewski and any other person pursuant to which Mr. Wisniewski was appointed as Chief Accounting Officer of the Company. Mr. Wisniewski does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Wisniewski and the Company.
The Offer Letter is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Offer Letter, dated June 12, 2026, by and between David Wisniewski and Madison Air Solutions Corporation.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Madison Air Solutions Corporation (Registrant)

Date:	June 16, 2026	By:	/s/ JOHN LAVORATO
John Lavorato
General Counsel